     As filed with the Securities and Exchange Commission on July 31, 1998

                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          Cooker Restaurant Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                      Ohio
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   62-1292102
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

             5500 Village Boulevard, West Palm Beach, Florida 33407
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                        1996 Employees' Stock Option Plan
                        1996 Officers' Stock Option Plan
--------------------------------------------------------------------------------
                            (Full Title of the Plans)

       Robert S. Schwartz, c/o Benesch, Friedlander, Coplan & Aronoff LLP
           88 East Broad Street, Suite 900, Columbus, Ohio 43215-3506
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                  614-223-9300
--------------------------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                   Proposed          Proposed
                                                                    Maximum           Maximum
             Title Of Securities                 Amount To Be   Offering Price       Aggregate          Amount Of
              To Be Registered                    Registered     Per Share(1)    Offering Price(1) Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
Common Shares, no par value, together with
associated rights to purchase Class A Junior      2,000,000          $8.50          $17,000,000           $5,015
Participating Preferred Share, without par value
======================================================================================================================

   (1) Calculated on the basis of paragraphs (h)(1) and (c) of Rule 457 on [ ], 1998.

   (2) The registration fee was calculated on the basis of Section 6(b) of the Securities Act of 1933.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by Cooker Restaurant Corporation, an Ohio corporation (the "Registrant"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

        (a) The Registrant's latest annual report on Form 10-K (Commission File No. 0-26520), filed pursuant to Section 13(a) of the Exchange Act.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above.

        (c) The descriptions of the Registrant's Common Shares, without par value, together with associated Rights to purchase Class A Junior Participating Preferred Shares, without par value, contained in the Registrant's two Forms 8-A dated April 12, 1994 (Commission File Number 0-16806) including any amendments or reports filed for the purpose of updating such descriptions.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the Common Stock of the Registrant issuable under the Plans will be passed upon for the Registrant by Benesch, Friedlander, Coplan & Aronoff LLP, Columbus, Ohio.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Pursuant to Section 1701.13(E)(1) of the Ohio Revised Code (the "ORC") the Registrant may, and pursuant to Section 5.01 of the Registrant's Amended and Restated Code of Regulations ("Registrant's Code") the Registrant shall, indemnify any director or officer against expenses (including attorney's fees) and other liabilities actually and reasonably incurred by him as a result of any suit brought against him in his capacity as a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

        Pursuant to Section 1701.13(E)(2) of the ORC the Registrant may, and pursuant to Section 5.02 of the Registrant's Code the Registrant shall, indemnify any director or officer against expenses (including attorney's fees) incurred by him in connection with a derivative suit brought against him in his capacity as a director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. This indemnification is not available if such director or officer is adjudged to have committed an act of negligence or misconduct in the performance of his duty to the Registrant; nor is it available with regard to suits brought solely to assert liability under Section 1701.95 of the ORC for approving unlawful loans, dividends or distributions of assets.

Section 5.02 of the Registrant's Code provides that a director shall not be deemed to have committed an act of negligence or misconduct in the performance of his duty to the Registrant unless he has been adjudged to be liable to the Registrant for damages under Section 1701.59(D) of the ORC. Section 1701.59(D) of the ORC says a director is liable for actions he takes as a director only if it is proven by clear and convincing evidence that those actions were undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation.

        Pursuant to Section 1701.13(E)(3) of the ORC and Section 5.03 of the Registrant's Code, to the extent any director or officer has been successful on the merits or otherwise in defense of any suit brought against him in his capacity as a director or officer, he shall be indemnified by the Registrant against expenses (including attorney's fees) actually and reasonably incurred by him in connection with such suit.

        Pursuant to Section 1701.13(E)(5) of the ORC, expenses (including attorney's fees) incurred by a director in defending a suit, other than a suit brought solely to assert liability for approving an unlawful loan, dividend or distribution of assets, must be paid by the Registrant as they are incurred, before the end of the suit, upon receipt of an undertaking by the director to repay such amount if it is proven by clear and convincing evidence that his actions were undertaken with reckless disregard for the best interests of the Registrant and to reasonably cooperate with the Registrant concerning the suit.

        Pursuant to Section 5.05 of the Registrant's Code, expenses (including attorney's fees) incurred by an officer in defending a suit brought against him in his capacity as an officer of the Registrant may be paid by the Registrant in advance of the final disposition of the suit as authorized by the Registrant's Board of Directors in the specific case upon receipt of an undertaking by the officer to repay such amount, unless it is ultimately determined that he is entitled to be indemnified by the Registrant as authorized by the Registrant's Code.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8.  EXHIBITS.

        The following Exhibits are filed as part of this Registration Statement:

(4)  Instruments Defining the Rights of Security Holders, Including Indentures.

              4.1. See Articles FOURTH, FIFTH and SIXTH of the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 28.2 of Registrant's quarterly report on Form 10-Q for the quarterly period ended March 29, 1992; Commission File No. 0-16806).

              4.2. See Articles One, Four, Seven and Eight of the Amended and Restated Code of Regulations of the Registrant (incorporated by reference to Exhibit 4.5 of the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended April 1, 1990; Commission File No. 0-16806).

              4.3. Rights Agreement dated as of February 1, 1990 between the Registrant and National City Bank (incorporated by reference to Exhibit 1 of the Registrant's Form 8-A filed with the Commission on February 9, 1990; Commission File No. 0-16806).

              4.4. Amendment to Rights Agreement dated as of November 1, 1992 between the Registrant and National City Bank (incorporated by reference to Exhibit 4.4 of Registrant's annual report on

                           Form 10-K for the fiscal year ended January 3, 1993 (the "1992 Form 10-K"); Commission File No. 0-16806).

              4.5. Letter dated October 29, 1992 from the Registrant to First Union National Bank of North Carolina (incorporated by reference to Exhibit 4.5 to the 1992 Form 10-K; Commission File No.
                           0-16806).

              4.6. Letter dated October 29, 1992 from National City Bank to the Registrant (incorporated by reference to Exhibit 4.6 to the 1992 Form 10-K; Commission File No. 0-16806).

              4.7. See Section 7.4 of the Amended and Restated Loan Agreement dated December 22, 1995 between Registrant and First Union National Bank of Tennessee (incorporated by reference to Exhibit 10.4 of the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Form 10-K"); Commission File No. 0-16806 ).

              4.8. Indenture dated as of October 28, 1992 between Registrant and First Union National Bank of North Carolina, as Trustee (incorporated by reference to Exhibit 2.5 of Registrant's Form 8-A filed with the Commission on November 10, 1992; Commission File Number 0-16806).

(5) Opinion re Legality.

              5.1. Opinion of Benesch, Friedlander, Coplan & Aronoff LLP as to the validity of the Common Stock being registered hereunder.

(23)  Consents of Experts and Counsel.

              23.1.        Consent of KPMG Peat Marwick LLP.

              23.2. Consent of Benesch, Friedlander, Coplan & Aronoff LLP is set forth as part of Exhibit 5.1 above.

(24) Powers of Attorney.

              24.1.        Powers of Attorney.

              24.2. Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 14th day of July, 1998.

                          COOKER RESTAURANT CORPORATION
                            (Registrant)

                          By: /s/ G. Arthur Seelbinder
                             --------------------------------
                              G. Arthur Seelbinder
                              Chairman of the Board, Chief Executive Officer and Director (principal executive officer)

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 14, 1998.

         Signature                                  Title
         ---------                                  -----

/s/ G. Arthur Seelbinder                Chairman of the Board, Chief Executive
-------------------------------          Officer and Director
G. Arthur Seelbinder                     (principal executive officer)

/s/ Phillip L. Pritchard*               President, Chief Operating Officer and
-------------------------------          Director
Phillip L. Pritchard


/s/ Glenn W. Cockburn*                  Senior Vice President - Operations and
-------------------------------          Director
Glenn W. Cockburn

/s/ Mark W. Mikosz*                     Vice President - Chief Financial Officer
-------------------------------          (principal financial and accounting
Mark W. Mikosz                            officer)

/s/ Robin V. Holderman*                 Director
-------------------------------
Robin V. Holderman

/s/ David T. Kollat*                    Director
-------------------------------
David T. Kollat

/s/ David L. Hobson*                    Director
-------------------------------
David L. Hobson

/s/ Henry R. Hillenmeyer*               Director
-------------------------------
Henry R. Hillenmeyer

/s/ William Lehr Jackson*               Director
-------------------------------
William Lehr Jackson

/s/ Harvey Palash*                      Director
-------------------------------
Harvey Palash

*G. Arthur Seelbinder, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By: /s/ G. Arthur Seelbinder
   ----------------------------------
   G. Arthur Seelbinder, Attorney-in-Fact

                                  EXHIBIT INDEX


                                                                                                      PAGE NUMBER IN
                                                                                                       SEQUENTIALLY
                                                                                                       NUMBERED COPY
   4.1     See Articles FOURTH, FIFTH and SIXTH of the Amended and Restated Articles of                      *
           Incorporation of the Registrant.
   4.2     See Articles One, Four, Seven and Eight of the Amended and Restated Code of                       *
           Regulations of the Registrant.
   4.3     Rights Agreement dated as of February 1, 1990 between the Registrant and National                 *
           City Bank.
   4.4     Amendment to Rights Agreement dated as of November 1, 1992 between the Registrant                 *
           and National City Bank.
   4.5     Letter dated October 29, 1992 from the Registrant to First Union National Bank of North           *
           Carolina.
   4.6     Letter dated October 29, 1992 from National City Bank to the Registrant.                          *
   4.7     See Section 7.4 of the Amended and Restated Loan Agreement dated December 22,                     *
           1995 between Registrant and First Union National Bank of Tennessee.
   4.8     Indenture dated as of October 28, 1992 between Registrant and First Union National                *
           Bank of North Carolina, as Trustee.
   5.1     Opinion of Benesch, Friedlander, Coplan & Aronoff LLP as to the validity of the                   8
           Common Stock being registered hereunder.
  23.1     Consent of KPMG Peat Marwick LLP.                                                                10
  23.2     Consent of Benesch, Friedlander, Coplan & Aronoff LLP is set forth as part of Exhibit
           5.1 above.
  24.1     Powers of Attorney.                                                                              11
  24.2     Certified copy of resolution of Registrant's Board of Directors authorizing officers and         20
           directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

* Incorporated by reference.